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                          SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

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                                       FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

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                                HOLOPHANE CORPORATION
                (Exact name of registrant as specified in its charter)

       DELAWARE                                               31-1288751
(State of Incorporation                                     (IRS Employer
    or organization)                                        Identification No.)


                           250 E. BROAD STREET, SUITE 1400
                                COLUMBUS, OHIO  43215
                                    (614) 224-3134
                       (Address of Principal Executive Offices)

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          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                         Name of each exchange
     Title of each class                                  on which each class
     to be so registered                                  is to be registered
     -------------------                                  -------------------
   COMMON STOCK, PAR VALUE                              NEW YORK STOCK EXCHANGE
       $.01 PER SHARE


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          Securities to be registered pursuant to Section 12(g) of the Act:

                                        NONE
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                                 Page 1 of 2 pages.



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Item 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               The description of the Registrant's Common Stock, par value $.01 per share, and of the Registrant's (Second) Restated Certificate of Incorporation and Bylaws contained under the heading "DESCRIPTION OF CAPITAL STOCK" on pages 54 through 56 of the Registrant's Prospectus dated October 28, 1993, contained in the Registrant's Registration Statement on Form S-1 (File No. 33-68116) is incorporated herein by reference.

Item 2.        EXHIBITS

               Not applicable.


                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   HOLOPHANE CORPORATION



Date: June 17, 1998                By: /s/ Bruce A. Philp
                                      ----------------------------------------
                                   Name:     Bruce A. Philp
                                   Title:    Vice President, Finance, Chief
                                             Financial Officer and Secretary








                                  Page 2 of 2 pages.